                                                                     EXHIBIT 3.2








                                RESTATED BY-LAWS

                                       OF

                              DATALINK CORPORATION

                          CONTENTS OF RESTATED BY-LAWS

                                       OF

                              DATALINK CORPORATION

                                                                                                      Page
                                                                                                      ----
ARTICLE 1.        OFFICES  ......................................................................        1
                  1.01     Registered Office.....................................................        1
                  1.02     Other Offices.........................................................        1

ARTICLE II.       MEETINGS OF SHAREHOLDERS.......................................................        1
                  2.01     Place of Meetings.....................................................        1
                  2.02     Time of Meetings......................................................        1
                  2.03     Regular Meetings......................................................        1
                           2.03-a Frequency of Meetings..........................................        1
                           2.03-b Demand by Shareholders for
                                            a Regular Meeting....................................        1
                           2.03-c  Election of Directors.........................................        1
                  2.04     Special Meetings......................................................        2
                  2.05     Notice of Meetings....................................................        2
                  2.06     Waiver of Notice......................................................        2
                  2.07     Purpose of Special Meetings...........................................        2
                  2.08     Quorum; Adjournment...................................................        2
                  2.09     Vote Required.........................................................        2
                  2.10     Voting Rights.........................................................        3
                  2.11     Proxies...............................................................        3
                  2.12     Action in Writing.....................................................        3
                  2.13     Closing of Books; Record Date.........................................        3

ARTICLE III.      DIRECTORS......................................................................        4
                  3.01     General Powers........................................................        4
                  3.02     Number and Qualification..............................................        4
                  3.03     Vacancies.............................................................        4
                  3.04     Meetings..............................................................        4
                           3.04-a Place of Meeting...............................................        4
                           3.04-b Regular Meetings...............................................        4
                           3.04-c Special Meetings...............................................        4
                           3.04-d Notice.........................................................        4
                           3.04-e Quorum; Voting Requirements; Adjournment.......................        5
                           3.04-f Organization of Meetings.......................................        5
                           3.04-g Action in Writing..............................................        5
                           3.04-h Absent Directors...............................................        5
                  3.05     Committees............................................................        6
                           3.05-a  Executive Committee...........................................        6

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
                           3.05-b  Committee of Disinterested Persons............................        6
                           3.05-c  Other Committees..............................................        6
                           3.05-d  Limitations on Authority......................................        6
                           3.05-e  Minutes of Committee Meetings.................................        7
                  3.06     Telephone Conference Meetings.........................................        7
                  3.07     Compensation..........................................................        7
                  3.08     Limitation of Director's Liabilities..................................        7
                  3.09     Removal...............................................................        7

ARTICLE IV.       OFFICERS ......................................................................        7
                  4.01     Selection; Qualification..............................................        7
                           4.01-a  Election; Qualifications......................................        7
                           4.01-b  Additional Officers...........................................        7
                  4.02     Salaries..............................................................        8
                  4.03     Term of Office........................................................        8
                  4.04     Chair of the Board of Directors.......................................        8
                  4.05     Chief Executive Officer...............................................        8
                  4.06     Vice-President........................................................        8
                  4.07     Secretary.............................................................        8
                  4.08     Treasurer.............................................................        8
                           4.08-a  Custody of Funds and Accounting...............................        8
                           4.08-b  Disbursements and Reports.....................................        9
                           4.08-c  Bond..........................................................        9

ARTICLE V.        CERTIFICATES FOR SHARES........................................................        9
                  5.01     Issuance of Shares and Fractional Shares..............................        9
                  5.02     Form of Certificate...................................................        9
                  5.03     Facsimile Signatures..................................................       10
                  5.04     Lost, Stolen, or Destroyed Certificates...............................       10
                  5.05     Transfers of Stock....................................................       10
                  5.06     Uncertificated Shares.................................................       10
                  5.07     Closing of Books; Record Date.........................................       11
                  5.08     Registered Stockholders...............................................       11
                  5.09     Stock Options and Agreements..........................................       11

ARTICLE VI.       DIVIDENDS......................................................................       11
                  6.01     Method of Payment.....................................................       11
                  6.02     Closing of Books; Record Date.........................................       11
                  6.03     Reserves..............................................................       11
                  6.04     Determining Fair Market Value.........................................       12

ARTICLE VII.      CHECKS   ......................................................................       12
                  7.01     ......................................................................       12

ARTICLE VIII.     CORPORATE SEAL.................................................................       12
                  8.01     ......................................................................       12

ARTICLE IX.       FISCAL YEAR....................................................................       12
                  9.01     ......................................................................       12

ARTICLE X.        AMENDMENTS.....................................................................       12
                  10.01             .............................................................       12

ARTICLE XI:       BOOKS AND RECORDS .............................................................       12
                  11.01    Books and Records.....................................................       12
                  11.02    Documents Kept at Principal Executive
                                  or Registered Office...........................................       13
                  11.03    Financial Statements..................................................       13
                  11.04    Computerized Records..................................................       13


ARTICLE XII       INSPECTION OF BOOKS ...........................................................       14
                  12.01    Examination and Copying by Shareholder ...............................       14
                  12.02    Information to Shareholders ..........................................       14

ARTICLE XIII      LOANS AND ADVANCES.............................................................       14
                  13.01    Loans, Guarantees, and Suretyship.....................................       14
                  13.02    Advances to Officers, Directors, and Employees........................       14

ARTICLE XIV       INDEMNIFICATION   .............................................................       14
                  14.01             .............................................................       14

ARTICLE XV        DEFINITIONS AND USAGE..........................................................       15
                  15.01    Singular, Plural; Masculine
                           Feminine, and Neuter..................................................       15

                                RESTATED BY-LAWS

                                       OF

                              DATALINK CORPORATION



                               ARTICLE I: OFFICES

     Section 1.01. Registered Office. The registered office of the Corporation in Minnesota shall be that set forth in the Articles of Incorporation or in the most recent amendment of the Articles of Incorporation or in a certificate prepared by the Board of Directors and filed with the Secretary of State of Minnesota changing the registered office.

     Section 1.02. Other Offices. The Corporation may also have offices and places of business at such other places of business both within and without the State of Minnesota as the Board of Directors may from time to time determine or the business of the Corporation may require.

                      ARTICLE II. MEETINGS OF SHAREHOLDERS

     Section 2.01. Place of Meetings. All meetings of the shareholders of the Corporation shall be held in its registered office or at such other place within or without the State of Minnesota as shall be stated by the Board of Directors in the notice of the meeting. In the absence of designation otherwise, meetings shall be held at the registered office of the Corporation in the State of Minnesota.

     Section 2.02. Time of Meetings. The Board of Directors shall designate the time and day for each meeting. In the absence of such designation, every meeting of the shareholders shall be held at ten o'clock A.M.

     Section 2.03. Regular Meetings.

          Section 2.03-a. Frequency of Regular Meetings. Regular meetings of shareholders may be held on an annual or less frequent basis, but need not be held unless required by Section 2.03-b hereof or by applicable law.

          Section 2.03-b. Demand by Shareholders for a Regular Meeting. A shareholder or shareholders holding three percent (3%) or more of the voting power of all shares entitled to vote may demand that a regular meeting of the shareholders be held within ninety (90) days of such demand in the county where the principal executive office of the Corporation is located if a regular meeting of the shareholders has not been held during the fifteen (15) months immediately preceding such demand. The demand shall be in writing and shall be delivered to the Chief Executive Officer or Secretary. The Board shall call for such a shareholders' meeting on notice within thirty (30) days of receipt of the demand.

          Section 2.03-c. Election of Directors. At the regular meeting the shareholders, voting as provided in the Articles of Incorporation or in these Restated By-Laws, may designate any change in the number of Directors to constitute the Board of Directors, shall elect a Board of Directors, and shall transact such other business as may properly come before the meeting.

     Section 2.04. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the Chief Executive Officer or the Board of Directors and shall be called by the Chief Executive Officer or Secretary at the request in writing of any two or more members of the Board of Directors or at the request in writing of one or more shareholders owning a total of ten percent (10%) or more of the voting power of all shares entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

     Section 2.05. Notice of Meetings. Notice of meetings shall be in writing. Such notice shall state the place, date and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. A copy of such notice shall be either delivered personally or mailed, postage prepaid, to each shareholder of record entitled to vote at such meeting pursuant to Section 2.13 hereof not less than ten (10) nor more than sixty (60) days before such meeting. If mailed, it shall be directed to each shareholder at his address as it appears upon the records of the Corporation, and upon such mailing of any such notice, the service thereof shall be complete, and the time of the notice shall begin to run from the date that such notice is deposited in the mail for transmission to such shareholder. Personal delivery of any such notice to a corporation, an association, or a partnership shall be accomplished by personal delivery of such notice to any officer of a corporation or an association or to any member of a partnership.

     Section 2.06. Waiver of Notice. Notice of any meeting of the shareholders may be waived before, at, or after such meeting in a writing signed by the shareholder or representative thereof entitled to vote the shares so represented. Such waiver shall be filed with the Secretary or entered upon the records of the meeting.

     Section 2.07. Purpose of Special Meeting. Business transacted at any special meeting of the shareholders shall be limited to the matters stated in the notice, or other matters necessarily incidental therefor.

     Section 2.08. Quorum; Adjournment. The holders of a majority of the voting power of all shares entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of all meetings of the shareholders, except as may be otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting in accordance with the notice thereof. If a quorum is present when a duly called or held meeting is convened, the shareholders present in person or represented by proxy may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders originally present in person or by proxy to leave less than a quorum, and for the purposes of voting pursuant to Section
2.09 hereof, shareholders holding a majority of the voting power of all shares entitled to vote shall be deemed to be present in person.

     Section 2.09. Vote Required. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the voting power of all shares entitled to vote present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one that by express provision of statute or of the Articles of Incorporation or of these Restated By-Laws requires a different vote, in which case such express provision shall govern the vote required.

     Section 2.10. Voting Rights. Except as may be otherwise required by statute or the Articles of Incorporation or these Restated By-Laws, every shareholder of record of the Corporation shall be entitled at each meeting of the shareholders to one vote for each share of stock standing in his name on the books of the Corporation.

     Section 2.11. Proxies. At any meeting of the shareholders, any shareholder may be represented and vote by a proxy or proxies appointed by an instrument in writing, signed by the shareholder, and filed with the Secretary at or before the meeting. In addition, a shareholder of a publicly held corporation may cast or authorize the casting of a vote by a proxy by transmitting to the Corporation or the Corporation's duly authorized agent before the meeting, an appointment of a proxy by means of a telegram, cablegram, or any other form of electronic transmission, including telephonic transmission, whether or not accompanied by written instructions of the shareholder. The electronic transmission must set forth or be submitted with information from which it can be determined that the appointment was authorized by the shareholder. If it is determined that a telegram, cablegram, or other electronic transmission is valid, the inspectors of election or, if there are no inspectors, the other persons making that determination shall specify the information upon which they relied to make that determination.

     An appointment of a proxy or proxies for shares held jointly by two or more shareholders is valid if signed by any one of them, unless and until the Corporation receives from any one of those shareholders written notice denying the authority of such other person or persons to appoint a proxy or proxies or appointing a different proxy or proxies, in which case no proxy shall be appointed unless the instrument shall otherwise provide. If the proxies present at the meeting are equally divided on an issue, the shares represented by such proxies shall not be voted on such issue. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless coupled with an interest or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed three (3) years from the date of its execution. Subject to the above, any duly executed proxy shall continue in full force and effect and shall not be revoked unless written notice of its revocation or a duly executed proxy bearing a later date is filed with the Secretary of the Corporation.

     Section 2.12. Action in Writing. Except as may be otherwise required by statute or the Articles of Incorporation, any action required or permitted to be taken at any meeting of shareholders of the Corporation may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock that would be entitled to vote thereon at a meeting of the shareholders.

     Section 2.13. Closing of Books; Record Date. The Board of Directors may fix, or authorize an officer to fix, a date, not exceeding sixty (60) days preceding the date of any meeting of the shareholders of the Corporation, as a record date for the determination of the shareholders of record on the date so fixed or their legal representatives shall be entitled to notice of and to vote at such meeting, notwithstanding any transfer of shares on the books of the Corporation against the transfer of shares during the whole or any part of such period. If the Board of Directors or an authorized officer fails to fix such a record date, the record date shall be the twentieth (20th) day preceding the date of such meeting.

                             ARTICLE III. DIRECTORS

     Section 3.01. General Powers. The business of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are by statute or by the Articles of Incorporation or by these Restated By-Laws directed or required to be exercised or done by the shareholders.

     Section 3.02. Number and Qualification. The number of Directors that shall constitute the whole Board shall be at least one (1). In the absence of a resolution of the Directors, the number of Directors shall be the number last fixed by the shareholders or the Directors; provided, however, that the Board of Directors may not decrease the number of Directors below the number last designated by the shareholders. Directors need not be shareholders. Each of the Directors shall hold office until the next succeeding regular meeting of shareholders and until his successor shall have been duly elected and qualified, or until his earlier resignation or removal from office as hereinafter provided.

     Section 3.03. Vacancies. In the event that any member of the Board of Directors shall resign, die, be removed from office, become disqualified, or refuse to act during his term of office, or any vacancy or vacancies in the Board of Directors shall occur for any other reason, such vacancy or vacancies may be filled by a majority vote of the remaining members of the Board of Directors, although less than a quorum, the provisions of Section 3.04-e hereof notwithstanding. However, in the event that there are no duly elected and qualified Directors remaining in office, then the shareholders shall elect by majority vote a new Director or new Directors to fill such vacancy or vacancies. The voting by the shareholders to fill such vacancy or vacancies shall be conducted as provided in the Articles of Incorporation and these Restated By-Laws. When one or more Directors shall give notice of his or their resignation to the Board, effective at a future date, the Board shall have power to fill such vacancy or vacancies to take effect when such resignation or resignations shall become effective. Each Director elected to hold office as provided in this Section 3.03 shall hold office until the next succeeding regular meeting of the shareholders and until his successor shall have been elected and qualified, or until his earlier resignation or removal from office as hereinafter provided.

     Section 3.04. Meetings.

          Section 3.04-a. Place of Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Minnesota.

          Section 3.04-b. Regular Meetings. As soon as practicable after each regular election of Directors, the Board of Directors shall meet at the registered office of the Corporation, or at such other place within or without the State of Minnesota as may be designated by the Board of Directors, for the purpose of electing the officers of the Corporation and for the transaction of such other business as shall come before the meeting. Other regular meetings of the Board of Directors may be held without notice at such time and place within and without the State of Minnesota as shall from time to time be determined by resolution of the Board of Directors.

          Section 3.04-c. Special Meetings. Special meetings of the Board of Directors may be called by the Chief Executive Officer or Secretary or by one or more Directors and shall be held at such time and place as shall be designated in the notice of such meeting.

          Section 3.04-d. Notice. Notice of a special meeting shall be given to each Director at least 24 hours before the time of the meeting, or at the earliest time possible thereafter, but prior to such meeting, if it is impractical to give such notice 24 hours in advance. Notice may be given by any means calculated to apprise the Directors of the time, place and subject matter of the special meeting. Notice by mail shall be deemed to be given at the time when the same shall be mailed, such mailing to take place at least three (3) business days prior to such meeting. Whenever any provision of law, the Articles of Incorporation, or the Restated By-Laws require notice to be given, any Director may, in writing, either before or after the meeting, waive notice thereof. Without notice, any Director, by his attendance at and participation in the action taken at the meeting, shall be deemed to have waived notice thereof.

          Section 3.04-e. Quorum; Voting Requirements; Adjournment. A majority of the Board of Directors then in office shall be necessary to constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or these Restated By-Laws.

          If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting to another time or place, and no notice as to such adjourned meeting need be given other than by announcement at the meeting at which such adjournment is taken. If a quorum is present at the call of a meeting, the Directors may continue to transact business until adjournment notwithstanding the withdrawal of enough Directors to leave less than a quorum.

          Section 3.04-f. Organization of Meetings. At all meetings of the Board of Directors, the Chair of the Board, if appointed, or in his absence, the Chief Executive Officer, or in his absence, any Director appointed by the Chief Executive Officer, shall preside, and the Secretary, or in his absence, any person appointed by the Chief Executive Officer, shall act as Secretary.

          Section 3.04-g. Action in Writing. Except as may be otherwise required by statute or the Articles of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors of the Corporation may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the number of Directors that would be necessary to authorize or take such action at a meeting at which all Directors entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous consent shall be given to those Directors who have not consented in writing.

          Section 3.04-h. Absent Directors. A Director may give advance written consent or opposition to a proposal to be acted on at a meeting of the Board of Directors. Such advance written consent or opposition shall be ineffective unless the writing is delivered to the Chief Executive Officer or Secretary of the Corporation prior to the meeting at which such proposal is to be considered. If the Director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but such consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the Director has consented or objected, such substantial similarity to be determined in the sole judgment of the presiding officer at the meeting.

     Section 3.05. Committees.

          Section 3.05-a. Executive Committee. The Board of Directors may, by affirmative action of a majority of the Directors present, establish an Executive Committee consisting of two (2) or more Directors of the Corporation. Such Committee may meet at stated times or on notice by any Committee member to all other members. The Executive Committee, to the extent determined by such action of the Board, shall have and exercise the authority of the Board and the management of the business of the Corporation. Any such Executive Committee shall act only in the interval between meetings of the Board and shall be subject at all times to the control and direction of the Board.

          Section 3.05-b. Committee of Disinterested Persons. The Board of Directors may establish a Committee composed of two (2) or more disinterested Directors or other disinterested persons to determine whether it is in the best interests of the Corporation to pursue a particular legal right or remedy of the Corporation or whether to cause the dismissal or discontinuance of a particular proceeding that seeks to assert a right or remedy on behalf of the Corporation. For purposes of this Section 3.05-b, a Director or other person is "disinterested" if the Director or other person is not the owner of more than one percent (1%) of the outstanding shares of stock of the Corporation, is not currently an officer, employee, or agent of the Corporation or of a related corporation, has not been an officer within the immediately preceding two (2) years, and has not been made or threatened to be made a party to the proceeding in question. The Committee, once established, is not subject to the direction or control of, or termination by, the Board of Directors. A vacancy on the Committee may be filled by a majority vote of the remaining members. The good faith determination of the Committee is binding upon the Corporation and its Directors, officers, and shareholders. The Committee shall be dissolved upon the issuance of a final written report of its determinations to the Board of Directors.

          Section 3.05-c. Other Committees. The Board of Directors may establish, by affirmative action of a majority of the Directors present, other committees from time to time (including a Compensation and an Audit Committee), making such regulations as it deems advisable with respect to the membership, authority, and procedures of such committees.

          Section 3.05-d. Limitations on Authority. No committees of the Corporation shall have authority as to any of the following matters:

          (a) The submission to shareholders of any action as to which shareholders' authorization is required by law;

          (b) The filling of vacancies on the Board of Directors or on any committees;

          (c) The fixing of compensation of any Director for serving on the Board or on any committee;

          (d) The amendment or repeal of these Restated By-Laws or the adoption of new Bylaws; or

          (e) The amendment or repeal of any resolution of the Board, which by its terms shall not be so amendable or repealable.

               Section 3.05-e. Minutes of Committee Meetings. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

          Section 3.06. Telephone Conference Meetings. Any Director or any member of a duly constituted committee of the Board of Directors may participate in any meeting of the Board of Directors or of any duly constituted committee thereof my means of a conference telephone or other comparable communication technique whereby all persons participating in such a meeting can hear and communicate with each other. For the purpose of establishing a quorum and taking any action at such a meeting, the members participating in such a meeting pursuant to this Section 3.06 shall be deemed present in person at such meeting.

          Section 3.07. Compensation. Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors. Directors who are not also salaried officers may be paid a fixed sum for attendance at each meeting of the Board of Directors. Nothing herein contained shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

          Section 3.08. Limitation of Directors' Liabilities. A Director shall not be liable to the Corporation or its shareholders for dividends illegally declared, distributions illegally made to shareholders, or any other actions taken in good faith reliance upon financial statements of the Corporation represented to him to be correct by the Chief Executive Officer of the Corporation or the officer having charge of its books of account or certified by an independent or certified public accountant to fairly reflect the financial condition of the Corporation; nor shall he be liable if in good faith in determining the amount available for dividends or distributions the Board values the assets in a manner allowable under applicable law.

          Section 3.09. Resignation and Removal. Any director may resign at any time by giving written notice to the Secretary. Such resignation shall take effect on the date of the Secretary's receipt of such notice or at such later date as specified therein. Except as otherwise provided by law, the entire Board of Directors or any individual Director may be removed from office with or without cause by a vote of the shareholders holding a majority of the shares entitled to vote at an election of the Directors.

                              ARTICLE IV. OFFICERS

          Section 4.01. Selection; Qualifications.

          Section 4.01-a. Election: Qualifications. The Board of Directors at its next meeting after each regular meeting of the shareholders shall choose a Chief Executive Officer and a Chief Financial Officer, and such other officers or agents as it deems necessary, none of whom need be members of the Board. Any two or more of the offices, except those of Chief Executive Officer and Vice President, may be held by the same person.

          Section 4.01-b. Additional Officers. The Board of Directors may choose a Secretary, additional Vice Presidents, Assistant Secretaries, and Assistant Treasurers and such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

          Section 4.02. Salaries.   The  salaries  of  all  officers  of  the
     Corporation shall be fixed by the Board of Directors.

          Section 4.03. Term of Office. The officers of the Corporation shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time with or without cause by the affirmative vote of a majority of the Board of Directors. Any officer may resign at any time by giving written notice to the Chief Executive Officer or the Secretary of the Corporation. Any vacancy occurring in any office of the Corporation by death, resignation, removal, or otherwise shall be filled by the Board of Directors. However, in the event that there should be no duly elected and qualified Directors remaining in office, then the shareholders shall elect a new Director or new Directors to fill such vacancy or vacancies.

          Section 4.04. Chair of the Board. If the Board shall appoint a Chair of the Board of Directors, such Chair shall preside at all meetings of the Board of Directors and of the shareholders and shall perform such other duties as he may be directed to perform by the Board of Directors.

          Section 4.05. Chief Executive Officer. The Chief Executive Officer shall have general supervision over the affairs of the Corporation and over the other officers. Unless the Board has appointed a Chair of the Board of Directors, the Chief Executive Officer shall preside at all meetings of the Board of Directors and of the shareholders. The Chief Executive Officer shall, subject to approval of or review by the Board of Directors, appoint and discharge employees and agents of the Corporation and fix their compensation and make and sign contracts and agreements in the name and on behalf of the Corporation. The Chief Executive Officer shall put into operation such business policies of the Corporation as shall be decided upon by the Board.

          Section 4.06. Vice-Presidents. Unless otherwise determined by the Board of Directors, the Vice Presidents, if any, shall, in the absence or disability of the Chief Executive Officer, perform the duties and exercise the powers of the Chief Executive Officer. They shall also generally assist the Chief Executive Officer and exercise such other powers and perform such other duties as are delegated to them by the Chief Executive Officer or as the Board of Directors shall prescribe.

          Section 4.07. Secretary. The Secretary, if any, shall attend all meetings of the shareholders and of the Board of Directors and shall record all the proceedings of the meetings of the shareholders and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required, and shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he shall be.

          Section 4.08. Chief Financial Officer.

               Section 4.08-a. Custody of Funds and Accounting. The Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

               Section 4.08-b. Disbursements and Reports. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, at the regular meetings of the Board, or when the Board of Directors so requires, an account of all his transactions as Chief Financial Officer and of the financial condition of the Corporation.

               Section 4.08-c. Bond. If required by the Board of Directors, the Chief Financial Officer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration, upon the expiration of his term of office or his resignation, retirement, or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

                       ARTICLE V. CERTIFICATES FOR SHARES

     Section 5.01. Issuance of Shares and Fractional Shares. The Board of Directors is authorized to issue shares and fractional shares of stock of the Corporation up to the full amount authorized by the Articles of Incorporation in such amounts as may be determined by the Board of Directors and as permitted by law. No shares shall be allotted except in consideration of cash or other property, tangible or intangible, received or to be received under a written agreement by the Corporation, or services rendered or to be rendered under a written agreement to the Corporation, or an amount transferred from surplus to stated capital upon a share dividend. At the time of each such allotment of shares, the Board of Directors shall state by resolution its determination of the fair market value to the Corporation in monetary terms of any consideration other than cash for which shares are allotted. The amount of consideration to be received in cash or otherwise shall not be less than the par value of the shares so allotted nor less than the stated capital to be represented by shares without par value so allotted.

     Section 5.02. Form of Certificate. The shares of the Corporation shall be represented by a certificate or shall be uncertificated. Certificates shall be signed by the Chief Executive Officer, a Vice President, the Chief Financial Officer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares of capital stock owned by him in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences, and relative, participating, optional, or other special rights of the various classes of stock or series thereof and the qualifications, limitations, or restrictions of such rights, together with a statement of the authority of the Board of Directors to determine the relative rights and preferences of subsequent classes or series, shall be set forth in full on the face or back of the certificate which the Corporation shall issue to represent such stock, or, in lieu thereof, such certificate shall contain a statement that the stock is, or may be, subject to certain rights, preferences, or restrictions and that a statement of the same will be furnished without charge by the Corporation upon request by any shareholder. Certificates representing the shares of the capital stock of the Corporation shall be in such form not inconsistent with law or the Articles of Incorporation or these Restated By-Laws as shall be determined by the Board of Directors.

     Section 5.03. Facsimile Signatures. Whenever any certificate is countersigned or otherwise authenticated by a transfer agent, transfer clerk, or registrar, then a facsimile of the signatures of the officers or agents of the Corporation may be printed or lithographed upon such certificate in lieu of the actual signatures. In case any officer or officers who shall have signed, or whose facsimile signature shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation, or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be signed and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be the officer or officers of the Corporation.

     Section 5.04. Lost, Stolen, or Destroyed Certificates. The Board of Directors may direct a new certificate or new certificates or uncertificated shares to be issued in place of a certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or new certificates or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     Section 5.05. Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books; except that the Board of Directors may, by resolution duly adopted, establish conditions upon the transfer of shares of stock to be issued by the Corporation, and the purchasers of such shares shall be deemed to have accepted such conditions on transfer upon the receipt of the certificate representing such shares, provided that the restrictions shall be referred to on the certificates or the purchaser shall have otherwise been notified thereof.

     Section 5.06. Uncertificated Shares. Unless prohibited by the Articles of Incorporation or these Restated By-Laws, some or all of any or all classes and series of the Corporation's shares may be uncertificated shares. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the new shareholder the information required by Section 5.02 to be stated on certificates. If this Corporation becomes a publicly held corporation which adopts, in compliance with
Section 17 of the Securities Exchange Act of 1934, a system of issuance, recordation, and transfer of its shares by electronic or other means not involving an issuance of certificates, this information is not required to be sent to new shareholders.

     Section 5.07. Closing of Transfer Books; Record Date. The Board of Directors or an officer of the Corporation authorized by the Board may close the stock transfer books of the Corporation for a period not exceeding sixty (60) days preceding the date of any meeting of shareholders as provided in Section
2.13 hereof or the date for payment of any dividend as provided in Section 6.02 hereof or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect. In lieu of closing the stock transfer books as aforesaid, the Board of Directors or an officer of the Corporation authorized by the Board may fix, in advance, a date, not exceeding sixty (60) days preceding the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the shareholders entitled to receive payment.

     Section 5.08. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of the persons registered on its books as the owners of shares to receive dividends and to vote as such owners and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided in the laws of Minnesota.

     Section 5.09. Stock Options and Agreements. In addition to any stock options, plans, or agreements into which the Corporation may enter, any shareholder of the Corporation may enter into an agreement giving at any other shareholder or shareholders or any third party an option to purchase any of his stock in the Corporation, and such shares of stock shall thereupon be subject to such agreement and transferable only upon proof of compliance therewith; provided, however, that a copy of such agreement shall be filed with the Corporation and reference thereto placed upon the certificates representing said shares of stock.

                              ARTICLE VI. DIVIDENDS

     Section 6.01. Method of Payment. Dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.

     Section 6.02. Closing of Books; Record Date. The Board of Directors or an officer of the Corporation authorized by the Board may fix a date not exceeding sixty (60) days preceding the date fixed for the payment of any dividend as the record date for the determination of the shareholders entitled to receive payment of the dividend and, in such case, only shareholders of record on the date so fixed shall be entitled to receive payment of such dividend notwithstanding any transfer of shares on the books of the Corporation after the record date. The Board of Directors or an officer of the Corporation authorized by the Board may close the books of the Corporation against the transfer of shares during the whole or any part of such period. If the Board of Directors or an officer of the Corporation authorized by the Board fails to fix such a record date, the record date shall be the twentieth (20th) day preceding the date of such payment.

     Section 6.03. Reserves. Before payment of any dividend, there may be set aside out of the funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves for meeting contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board shall think conducive to the interest of the Corporation, and the Board may modify or abolish any such reserve in the manner in which it was created.

     Section 6.04. Determining Fair Market Value. The Board of Directors in computing the fair market value of the assets of the Corporation to determine whether the Corporation may pay a dividend or purchase its shares shall not include unrealized appreciation of assets, except that readily marketable securities of other issuers may be valued at not more than market value.

                               ARTICLE VII: CHECKS

     Section 7.01. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                          ARTICLE VIII: CORPORATE SEAL

     Section 8.01. The Corporation shall have no corporate seal.


                             ARTICLE IX: FISCAL YEAR

     Section 9.01. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

                              ARTICLE X. AMENDMENTS

     Section 10.01. These by-laws may be altered, amended or repealed at any regular meeting of the stockholders or any special meeting of the shareholders if notice of such alternation or repeal shall be contained in the notice of such special meeting. These by-laws may be altered or amended by action of the Board of Directors at any regular or special meeting, provided that such alternations and/or amendments shall be subject to the power of the holders of a majority of the outstanding stock to change or repeal such by-laws, and, provided, further, that the Board of Directors shall not make, alter, or repeal any by-laws fixing a quorum for meetings or shareholders, prescribing procedures for removing Directors or filling vacancies on the Board of Directors, or fixing the number of Directors or their classifications, qualifications, or terms of office, except that the Board of Directors may adopt or amend a by-law to increase the number of Directors or to decrease such number to not less than the number last designated by the shareholders.

                          ARTICLE XI: BOOKS AND RECORDS

     Section 11.01. Books and Records. The Board of Directors of the Corporation shall cause to be kept:

          (a) a share register not more than one year old, giving the names and addresses of the shareholders, the number and classes held by each, and the dates on which the certificated or uncertificated shares were issued;

          (b)  records of all proceedings of shareholders and Directors; and

          (c) such other records and books of account as shall be necessary and appropriate to the conduct of the corporate business.

     Section 11.02. Documents kept at Principal Executive or Registered Office. The Board of Directors shall cause to be kept at the principal executive or registered office of the Corporation originals or copies of:

               (a) records of all proceedings of shareholders and Directors for the past three (3) years;

               (b) Articles and Bylaws of the Corporation and all amendments thereto;

               (c) reports made to any or all shareholders within the immediately preceding three (3) years;

               (d) a statement of the names and usual business addresses of the Directors and principal officers of the Corporation;

               (e)  voting trust agreements;

               (f)  shareholder control agreements; and

               (g) financial statements as described in Section 11.03 hereof, if such statements have been prepared by or for the Corporation.

     Section 11.03. Financial Statements. To the extent that they have been prepared by or for the Corporation, the financial statements required to be kept by the Board of Directors at the principal executive or registered office of the Corporation pursuant to Section 11.02(g) hereof are as follows:

               (1) Annual Financial Statements. The Corporation shall keep annual financial statements for the Corporation, including at least a balance sheet as of the end of, and a statement of income for, each fiscal year.

               (2) Interim Financial Statements. The Corporation shall keep financial statements for the most recent interim period prepared in the course of the operations of the Corporation for distribution to the shareholders or to a governmental agency as a matter of public record.

     Section 11.04. Computerized Records. The records maintained by the Company, including its share register, financial records, and minute books, may utilize any information storage technique, including, for example, punched holes, printed or magnetized spots, or micro-images, even though that makes them illegible visually, if the records can be converted, by machine and within a reasonable time, into a form that is legible visually and whose contents are assembled by related subject matter to permit convenient use by persons in the normal course of business. The Company shall convert any such records to legible form upon the request of a person entitled to inspect them under
Section 12.01 hereof, and the expense of the conversion shall be borne by the person who bears the expense of copying pursuant to Section 12.01.

                       ARTICLE XII. INSPECTION OF BOOKS

     Section 12.01. Examination and Copying by Shareholders. Every shareholder of the Corporation and every holder of a voting trust certificate shall have a right to examine, in person or by agent or attorney, at any reasonable time or times, and at the place or places where usually kept, the share register and all documents identified in Section 11.02 hereof. Other documents may be examined and copied (at the expense of the examining party) only upon the showing of a proper purpose. The expense of copying all documents identified in
Section 11.02 hereof shall be borne by the Corporation. The Corporation shall bear the expense of copying the share register only if the shareholder shows a proper purpose.

     Section 12.02. Information to Shareholders. Upon the written request by a shareholder of the Corporation, the Board of Directors shall furnish to him the most recent annual financial statement of the Corporation described in Section 11.03(1) hereof.


                       ARTICLE XIII. LOANS AND ADVANCES

     Section 13.01. Loans, Guarantees, and Suretyship. The Corporation may lend money to, guarantee an obligation of, become a surety for, or otherwise financially assist a person, if the transaction, or a class of transactions to which the transaction belongs, is approved by the affirmative vote of a majority of the Directors present at a lawfully convened meeting and such action (a) is in the usual and regular course of business of the Corporation, (b) is with, or for the benefit of, a related corporation, an organization with which the Corporation has the power to make donations, (c) is with, or for the benefit of, an officer or other employee of the Corporation or a subsidiary, including an officer or employee who is a Director of the Corporation or a subsidiary, and may reasonably be expected, in the judgment of the Board of Directors, to benefit the Corporation, or (d) has been approved by the affirmative vote of the holders of two-thirds (2/3) of the outstanding shares of the Corporation. The loan, guarantee, or other assistance may be with or without interest and may be unsecured or may be secured in any manner that a majority of the Board of Directors approves, including, without limitation, a pledge of or other security interest in shares of the Corporation.

     Section 13.02. Advances to Officers, Directors, and Employees. The Corporation may, without a vote of the Directors, advance money to its Directors, officers, or employees to cover expenses that can reasonably be anticipated to be incurred by them in the performance of their duties and for which they would be entitled to reimbursement in the absence of an advance.

                          ARTICLE XIV: INDEMNIFICATION

     Section 14.01. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceedings, wherever brought, whether civil, criminal, arbitration, administrative, or investigative, whether or not by or in the right of the Corporation, by reason of such person's being or having been a Director, officer, member of a committee, employee, or agent of the Corporation, against expenses, including without limitation, attorney's fees and disbursements, judgments, fines, penalties, excise taxes assessed against the person with respect to an employee benefit plan, and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding to the fullest extent allowable pursuant to and in accordance with the provisions of the Minnesota Business Corporation Act, as amended from time to time; provided, however, that in the event said Act shall be amended to increase or expand the permitted indemnification of persons provided for therein, the Corporation shall be deemed to have adopted such amendment as of its effective date, and provided that such indemnification shall be limited by other applicable law.

                      ARTICLE XV: DEFINITIONS AND USAGE

     Section 15.01. Singular, Plural, Masculine, Feminine, and Neuter. Whenever the context of these Restated By-Laws requires, the plural shall be read to include the singular, and vice versa; and words of the masculine gender shall refer to the feminine gender, and vice versa; and words of the neuter gender shall refer to any gender.

     KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned Secretary of the Corporation, does hereby certify that the foregoing Restated By-Laws constituting pages numbered one through 15 were duly adopted as the by-laws of the Corporation in accordance with law.


                                                    /s/ Jeffrey C. Robbins
                                                    -----------------------
                                                    Secretary